UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2002

AMERISTAR CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-22494 (Commission File Number)	88-0304799 (IRS Employer Identification Number)

3773 Howard Hughes Parkway Suite 490 South Las Vegas, Nevada (Address of principal executive offices)		89109 (Zip Code)

(702) 567-7000
(Registrant’s telephone number,
including area code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Index of Exhibits
EXHIBIT 4.1
EXHIBIT 4.2

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Index of Exhibits
Exhibit 4.1
Exhibit 4.2

ITEM 5. OTHER EVENTS

     On November 25, 2002, we entered into a Third Amendment, effective as of November 22, 2002, to our existing Credit Agreement, dated as of December 20, 2000 (the “Credit Agreement”), to increase the amount of capital expenditures specifically permitted to be incurred with respect to the recently completed St. Charles project from $180 million to $210 million. We paid a fee of approximately $0.2 million in connection with the Third Amendment.

     On December 2, 2002, we obtained commitments for and borrowed an additional $100 million under the B Term Loan Tranche of the Credit Agreement. We will use the proceeds of the loans to temporarily repay the outstanding balance under the revolving loan facility of the Credit Agreement, to pay construction and other costs related to our capital expenditure projects and for working capital and other general corporate purposes. We paid a fee of approximately $0.3 million in connection with obtaining the additional loan commitments.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

Exhibit No.	Description

4.1	First Incremental Commitment Agreement, dated as of December 2, 2002, among the Registrant, the Incremental Lenders party thereto, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent

4.2	Third Amendment to Credit Agreement, dated as of November 22, 2002, among the Registrant, the various lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Administrative Agent

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISTAR CASINOS, INC.

December 4, 2002	By:	/s/ Peter C. Walsh
(Date)
Peter C. Walsh Senior Vice President and General Counsel

Index of Exhibits

Exhibit No.	Description

4.1	First Incremental Commitment Agreement, dated as of December 2, 2002, among the Registrant, the Incremental Lenders party thereto, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent

4.2	Third Amendment to Credit Agreement, dated as of November 22, 2002, among the Registrant, the various lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Administrative Agent